                                                                    Exhibit 10.6



                              [FIRST UNION LOGO]


                                     LEASE

                                By and Between

                           FIRST UNION NATIONAL BANK

                                  ("Tenant")

                                      and

                          ALBRITTON AND SEE PROPERTIES

                                 ("Landlord")

                                      at

                               202 N. 6th Avenue

                            Wauchula, Florida 33873

                               TABLE OF CONTENTS


Section and Title                                                Page
-----------------                                                ----

1.  Premises...................................................     1
2.  Term.......................................................     1
3.  Use........................................................     1
4.  Rent.......................................................     1
5.  Landlord's Improvements and Warranty.......................     2
6.  Access.....................................................     3
7.  Operating Costs - Defined..................................     5
8.  Operating Costs - Payment..................................     5
9.  Care of the Premises.......................................     7
10. Entry by Landlord..........................................     7
11. Signage and Graphics.......................................     7
12. Parking....................................................     8
13. Tenant's Right to Terminate................................     8
14. Renewal Terms..............................................     8
45. Assignment and Subletting..................................     9
16. Alterations, Improvements, Mechanic's Liens................     9
17. Communications Equipment...................................    10
18. Automated Teller Machine(s); Night Depository(ies).........    11
19. Tenant Improvements........................................    11
20. Legal Use; Hazardous Materials.............................    11
21. Laws and Regulations; Rules of Project.....................    12
22. Nuisance...................................................    13
23. Quiet Enjoyment............................................    13
24. Insurance..................................................    13
25. Waiver of Subrogation......................................    14
26. Casualty Damage............................................    14
27. Condemnation...............................................    15
28. Subordination to Mortgage..................................    16
29. Estoppel Certificate or Three-Party Agreement..............    16
30. Default; Remedies..........................................    16
31. Holding Over...............................................    17
32. Attorneys' Fees............................................    17
33. Tenant's Set-Off Rights....................................    18
34. Arbitration................................................    18
35. Alteration.................................................    19
36. No Implied Waiver..........................................    19
37. Severability...............................................    19
38. Time of Performance........................................    19
39. Commissions................................................    19
40. Assignment by Landlord.....................................    19
41. Tenant's and Landlord's Authority to Execute; Effect.......    19
42. Relationship of Parties....................................    19
43. Governmental Regulation....................................    20
44. Exhibits...................................................    20
45. Radon Gas..................................................    20
46. Pronouns...................................................    20
47. Jurisdiction...............................................    20
48. Notices....................................................    20
49. Miscellaneous..............................................    21
50. Waiver of Landlord's Lien..................................    21
51. Consent....................................................    21
52. Limitation upon Indemnities................................    21
53. Confidentiality............................................    21
54. Memorandum of Lease........................................    21
55. Amounts Accrued as of Termination..........................    22
56. Waiver of the Right to Trial by Jury.......................    22


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
EXHIBIT A         Legal Description
EXHIBIT B-1       Floor Plan
EXHIBIT B-2       Site Plan
EXHIBIT C         Subordination, Non-Disturbance and Attornment Agreement
EXHIBIT D         Holidays
EXHIBIT E         Building Standard Janitorial Services
EXHIBIT F         Signage and Graphics
EXHIBIT G         Landlord and Tenant Construction Obligations Tenant Space
                  Plan and Tenant Working Drawings
EXHIBIT H         Rules and Regulations
EXHIBIT I         Memorandum of Lease


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


                           FULL SERVICE OFFICE LEASE

         THIS FULL SERVICE OFTICE LEASE ("Agreement"), dated the 1st day of July, 1998, between ALBRITTON AND SEE PROPERTIES, a Florida general partnership, whose address for purposes hereof is ____________________________, ("LANDLORD") and FTRST UNION NATIONAL BANK, a national banking association, whose address for purposes hereof is 225 Water Street, 4th Floor, Jacksonville, Florida 32202 ("TENANT")

                                  WITNESSETH:

         LANDLORD leases to TENANT and TENANT leases from LANDLORD the premises described below in SECTION 1 and located within a one story office building consisting of 11,582 net rentable square feet and located at 202 N. 6th Avenue, Wauchula, Florida 33873 (the "BUILDING") situated on that certain real property (the "PROPERTY") as described on Exhibit A attached hereto and made a part hereof (the "LAND"). The BUILDING and the LAND being sometimes collectively referred to herein as the "PROJECT". "NET RENTABLE AREA" is hereinafter referred as the interior space of the premises within the portion of the BUILDING leased by TENANT and shall be measured by Tenant's architect Prior to Lease commencement and adjusted accordingly using the appropriate BOMA standards (American National Standard 2651.1, approved July 31, 1980).

1. PREMISES. Approximately 6,878 square feet, more or less as designated by TENANT, of NET RENTABLE AREA located on the first floor as shown on the floor plan EXHIBIT B-1 attached hereto and made a part hereof and the land constituting the drive-in banking facility, ATM facility ingress, egress, parking and circulation related to same, as shown on EXHIBIT B-2 attached hereto and made part hereof, all of which are sometimes collectively referred to herein as the ("PREMISES").

2. TERM. Subject to the provisions of SECTION 13, the Lease Term shall be Ten (10) years (the "TERM") commencing upon the acquisition of the Project by Landlord (the "COMMENCEMENT DATE"). Prior to the Commencement Date Landlord shall obtain the execution and delivery of the Subordination, Non-Disturbance and Attornment Agreement EXHIBIT C attached hereto and made a part hereof to the TENANT.

3. USE. The Premises may be used for general offices, including without limitation, commercial banking, lending and related financial service activities and operations. Landlord agrees that during the Term including any Renewal Term(s), Landlord shall not lease or permit the occupancy of any portion of the Building or Project to any bank, savings and loan association, credit union, financial institution, mortgage banking, insurance or stock brokerage firm. Landlord acknowledges that this restriction is a material consideration for Tenant entering into this Lease with the Landlord, and this provision shall be liberally construed. Landlord further agrees that this restriction shall be effective and remain in existence whether or not the Tenant is occupying the Premises, as long as the Tenant was occupying the Premises during the Term or at the commencement of any Renewal Term and continues to pay the rent to the Landlord pursuant to the terms of the Lease.

4. RENT. During the initial Ten (10) year Term of this Lease and subject to the provisions of SECTION 13 herein, TENANT shall pay to the LANDLORD the "NET RENTS" set forth below based upon the area actually leased by TENANT, excluding the portion of the Premises located outside the Building, common areas for elevators, stairwells utilized to serve as access to multiple tenant areas, electrical, communications equipment and air conditioning equipment rooms and areas, public restrooms, janitorial closets and lobbies and/or corridors which serve more than one tenant and areas for communications equipment, as described herein, (the "NET RENT") plus applicable sales tax. For definition, "NET RENT" is the annual rent amount or rate exclusive of Operating Costs, NET RENT and Operating Costs sometimes being collectively referred to as "RENT". The annual NET RENT amount shall mean an amount equal to the NET RENT Rate (identified below) for the applicable lease year multiplied by the Net Rentable Area.


YEARS             RATE              MONTHLY           ANNUALLY          TOTAL
-----             ----              -------           --------          -----

  1            $10.50 rsf         $6,018.25          $72,219.00       $72,219.00
 2-10          The Net Rent shall be the prior year's Net Rent increased by the lesser of five percent (5%) or the CPI, as hereinafter defined.

         "CPI" - The percentage change of the United States Bureau of Labor Statistics, Consumer Price Index, United States and Selected Areas, 1982-84 = 100, All Items.

         Net Rent shall be based upon the actual square footage leased by TENANT AT THE RATES SET FORTH ABOVE.

         (a) SALES TAX. In addition to the NET RENT and Operating Costs, TENANT agrees to pay the LANDLORD monthly all sales taxes levied by the State of Florida or any other governmental body or agency against any Rent or any other charge or payment required hereunder to be made by TENANT to LANDLORD or otherwise due with respect to this LEASE. Notwithstanding anything to the contrary, TENANT shall be allowed to pay such sales taxes or other similar imposition directly to the taxing authority if such direct payment would permit TENANT to obtain discount from the obligation to pay such tax or imposition or obtain any additional tax benefits thereby.

         (b) TIME OF PAYMENT. All payments due under this LEASE shall be paid monthly in advance on or before the first (1st) day of each month (the "Due Date") without reduction, abatement or set-off (except when and as specifically provided herein and SECTION 33 hereof) any payment due and not paid within SEVEN (7) business days after written notice of nonpayment shall bear interest retroactive from the Due Date at the Prime Rate of First Union National Bank, plus TWO PER-CENT (2%) per annum or the maximum lawful rate, whichever is less ("DEFAULT RATE") until paid. Landlord's failure to provide timely written notice shall not constitute a waiver of Default Rate Interest.

         (c) PRORATION OF RENT. If the COMMENCEMENT DATE is other than on the first day of a month, the Rent for the first month of the LEASE shall be prorated from the COMMENCEMENT DATE to the last day of the first month. Similarly, the Rent shall be prorated for the last month of the LEASE, from the first day of the last month to the termination date of the LEASE. The Rent for the first and last calendar year months of the Lease Term shall be prorated on a daily basis as if each were a THIRTY (30) day month.

5. LANDLORD'S IMPROVEMENTS AND WARRANTY. Immediately upon full execution of this LEASE, at Landlord's sole cost and expense, Landlord shall commence to make the repairs described in this Section 5:

         (a) make any and all improvements, modifications, alterations or replacements as may be necessary to cause the Project, excluding the interior Premises, to fully comply with all aspects of the American's with Disabilities Act of 1990 (the "ADA") and shall indemnify and hold TENANT, its directors, heirs, successors and assignees harmless from all claims, judgements, damages, penalties, fines, costs (including reasonable attorney's fees), or costs incurred to keep the Project, excluding the interior Premises, in compliance after the Commencement Date of this LEASE; and

         (b) make any and all necessary repairs, replacements, modifications or improvements to the exterior of the Building, the structural components (both interior and exterior), exterior windows, glass, glazing, doors and roof of the Building, the utility lines serving the Building and the Premises, the grounds, the parking areas, exterior lighting fixtures and components thereof, the fencing and the Land, all collectively hereinafter referred to as the "BUILDING COMPONENTS", to keep the Building Components in good operating condition and repair; and

         (c) make any and all necessary repairs, replacements, modifications or improvements to the heating, air conditioning, ventilation, electrical and plumbing systems, components,' controls, fixtures and equipment serving the Premises, all collectively hereinafter referred to as the "BUILDING SYSTEMS", to keep the Building Systems in good operating condition, repair and to assure operation at their full rated capacity; and

         (d) make any and all necessary repairs, replacements, modifications or improvements to the fire alarm, fire sprinkler, emergency lighting an any other life/health safety systems, components, controls, fixtures and equipment serving the Premises, all collectively hereinafter referred to as the "LIFE SAFETY SYSTEMS", to keep the Life Safety Systems in good operating condition and repair and to assure all Life Safety Systems continue to comply with all applicable codes, regulations and requirements in effect at the time of Lease execution; and

         (e) from and after the Commencement Date and throughout the Lease Term, or any Renewal thereof, Landlord shall maintain and make any necessary repairs to, or replacements of, any or all of the Building Components, Building Systems and Life Safety Systems to assure and maintain good operating condition, performance and compliance with all applicable codes and regulations as herein provided in this SECTION 5 at all times during the Term and any Renewal Terms thereof. Such maintenance and repairs for the Building Components shall be at Landlord's sole cost and expense (except to the extent of damage caused by Tenant, its agents, contractors and employees) and may not be included as part of Operating Costs. In the event that Landlord fails to make any necessary repairs or replacements as provided herein this SECTION 5, the Tenant may do so and the Landlord shall reimburse the Tenant for all costs associated with such changes within TEN (10) business days after demand. If the Landlord shall fail to pay when due any sums owed by the Landlord to the Tenant, Tenant shall have the right to set-off all amounts due in accordance with the provisions of SECTION 33 hereof. Landlord shall indemnify, defend and hold Tenant, its directors, heirs, successors, assignees, agents, contractors, subcontractors, visitors and employees harmless from and against any suit, damages, claim (including reasonable attorney's fees), loss, costs or repairs, to the Building, Premises or Tenant's property located within the Premises, or the Project, or to the Tenant's business operation conducted from the Premises, or bodily injury, occasioned by Landlord's negligence, misconduct or breach of the provisions contained herein this SECTION 5. Tenant accepts the Premises in its AS IS condition.

6. ACCESS. Landlord shall at all times operate and maintain the Project in accordance with standards consistent with the standards of a Wauchula, Florida First Class Office Building. Landlord will furnish the Project and Premises, as part of Operating Costs, all utilities, services, maintenance, repairs, heating and air conditioning, repair, trash removal, bulb and ballast replacement, pest control and other services as may be required to maintain the Project and Premises in a First Class manner and for the comfortable use and occupancy of the Premises.

         (a) ACCESS. Access to the Building and the Premises shall be provided by the Landlord, at all times and at no additional expense to the Tenant, twenty four (24) hours a day, seven (7) days a week, three hundred sixty five (365) days a year, with all utilities, elevators, and other facilities and services necessary to provide said access. Access to the Building and Premises at times other than normal business hours and holidays (the Building Hours and Holidays are described and fisted on EXHIBIT D attached hereto) shall be provided by key, card access or other means acceptable to the Tenant. Landlord shall provide the Tenant with a sufficient number of keys, access cards or other devices as required to allow the Tenant and the Tenant's employees access as provided herein. In the event the Landlord changes, modifies or otherwise alters the means of access after the

Commencement Date, then in such event the Landlord shall provide the Tenant with replacement keys, access cards or other devices as required at no additional cost to the Tenant.

         (b) JANITORIAL SERVICE. Tenant shall provide its own janitorial service for the Premises.

         (c)      GUARD SERVICE. N/A

         (d) ADDITIONAL SERVICES. If Tenant shall require air conditioning, heating, or trash removal outside of the Building's normal business hours which are not included in its electrical and janitorial service, Tenant will advise Landlord of such requirement and shall pay to Landlord an amount equal to Landlord's direct cost for such additional service. If more than one tenant requires this additional service at the same time, Tenant shall be charged only the Tenant's pro-rata share of Landlord's cost of such additional service.

         (e) ELECTRICITY. Landlord may at its own expense install separate electric meter(s) for the Tenant. If such separate meter(s) are installed, Tenant shall pay its electric charges directly to the company providing the service or in the case of submeter, to the Landlord as additional rent. Upon the happening of such an event, Operating Cost shall be modified so as to exclude any charge for electrical services to Tenant's Premises, and shall exclude any charge for electrical services provided to the Premises of any other tenants of the Project.

         (f) SERVICE INTERRUPTION. For purposes of this Lease, the term "QUALIFIED SERVICE INTERRUPTION" shall mean an interruption of the facilities, utilities, and services set forth above in this SECTION 6 which renders the Premises (or material portion thereof) untenantable for the purposes for which it is then being used and which interruption was not caused by any act or event beyond the reasonable control of Landlord, or the act or omission of Tenant, its employees, agents or contractors. Upon the occurrence of a Qualified Service Interruption, the Tenant shall have the right to give written notice as provided herein and in SECTION 49 ("Tenant's Notice") to Landlord with copies to the party holding the first lien mortgage on the Project at such mortgagee's address provided to Tenant and to the Property Manager, which notice shall indicate the specific nature of the problem and shall include the following language in bold-face type; "IF LANDLORD SHALL FAIL, TO COMMENCE CURATIVE ACTION WITHIN TWENTY FOUR (24) HOURS, TENANT AT ITS OPTION SHALL HAVE THE RIGHT TO EXERCISE ITS REMEDIES UNDER THE LEASE, INCLUDING SELFHELP." Notwithstanding anything else contained herein, for the purpose of the Tenant's Notice in the event of and only in the event of a Qualified Service Interruption, the curative period described herein shall not commence until such time as the Tenant's Notice is given by the Tenant to the Landlord and other parties designated herein during normal business hours. If, within a period of TWENTY FOUR (24) hours after Landlord's receipt of Tenant's Notice, Landlord fails to commence action to correct such Qualified Service Interruption or thereafter fails to diligently pursue such correction until such Qualified Service Interruption is cured, then Tenant shall be entitled to the following remedies and all other remedies at law or in equity; (i) institute legal proceedings against Landlord for specific performance of Landlord's obligations; or (ii) Tenant may commence and prosecute such steps as may be necessary or proper to correct such Qualified Service Interruption, in which case Landlord shall reimburse Tenant within TEN (10) business days after receipt of demand and copies of appropriate supporting documentation, all funds expended by Tenant in curing such failure, and all of "TENANT'S RELOCATION COSTS", together with interest thereon at the Default Rate until paid from the date of expenditure by Tenant. As used herein "TENANT'S RELOCATION COSTS" shall mean all funds expended by Tenant for relocation and moving expenses (if any were necessary, including without limitation furniture, data, telecommunications, etc.), and any excess rental paid by the Tenant as a result of such relocation. Landlord acknowledges that it is in the best interest of Tenant to remain open for business, and Tenant in curing any Qualified Service Interruption or relocating may be required to pay whatever is necessary to expedite the curing of a Qualified Service Interruption or relocating. If Landlord shall fail to pay such amounts to Tenant when due, Tenant shall have the right of set-off as provided in SECTION 33 hereof. If the Qualified Service Interruption continues for a period of THREE (3) or more consecutive business days after Landlord's receipt of Tenant's Notice, Tenant shall be entitled to abatement of Rent as to any portion or portions of the Premises that are untenantable due to such Qualified Service Interruption until such time as such portion or portions are again rendered tenantable. Such abatement shall commence on the FOURTH (4TH) business day after Landlord's receipt of Tenant's Notice and shall continue until the space is again tenantable; and if the Qualified Service Interruption is of such a nature and duration as to constitute constructive eviction under applicable law, Tenant may terminate the Lease (and such right of termination shall exist even if Tenant had the right to exercise self-help as provided herein but elected not to do so); if Tenant is entitled to and does in fact terminate this Lease pursuant to this option, Tenant shall be entitled to recover from Landlord all amounts owed by Landlord pursuant to this Lease as of the date of termination and Tenant's Relocation Costs, together with interest thereon at the Default Rate from the date expended by Tenant. If the Qualified Service Interruption is not within the Tenant's ability to correct; or the costs to correct the Qualified Service Interruption, plus projected Tenant's Relocation Costs, would exceed TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) and Tenant elects not to expend such amount in pursuing its self-help remedy as herein provided, then in any such event Tenant shall be entitled to recover from Landlord the Tenant's Relocation Costs, together with interest thereon at the Default Rate from the date expended by Tenant. If Landlord fails to pay Tenant's Relocation Costs as required hereby within TEN (10) business days after receipt of request from Tenant together with copies of appropriate supporting documentation, Tenant shall be entitled to set-off pursuant to the provisions of SECTION 33 hereof.

7. OPERATING COSTS - DEFINED. The term "OPERATING COSTS" as used herein shall only mean the cost of utilities for the Project unless separately metered.

8. OPERATING COSTS -PAYMENT. During the initial Ten (10) year Term of this Lease, and any Renewal Terms as defined in SECTION 14 thereof, Tenant shall pay to the Landlord in addition to the Net Rents described in SECTION 4, plus applicable sales tax, the Tenant's pro-rata share of the total Operating Costs of the Project, as defined in paragraph seven. Tenant's pro-rata share is approximately 59.40%. The term "INITIAL OPERATING COST" is defined as that amount which shall be paid by Tenant toward Tenant's share of Operating Cost during the FIRST (1ST) calendar year of occupancy. For purposes of this Lease, INITIAL OPERATING COST PER SQUARE FOOT" is $___________ per square foot of net rentable area for calendar year 1998. Landlord represents that such amount is a reasonable and fair estimate. The term "FIRST CALENDAR YEAR OF OCCUPANCY" shall mean the calendar year in which the Commencement Date occurs. The term "ACTUAL OPERATING COST", as used herein with respect to any calendar year of the Term, shall refer to the Operating Cost for such year, as computed pursuant to
SECTION 8-(A), the statement of which shall be prepared by an independent certified public accountant.

         (a) Landlord shall within the period of NINETY (90) days after the close of the FIRST (1ST) calendar year of occupancy give Tenant a statement of such year's Actual Operating Cost based on an audit prepared by an independent certified public accountant, together with a comparison of the same with the Initial Operating Cost. A lump sum payment will be made from Landlord to Tenant or from Tenant to Landlord, as appropriate, within THIRTY (30) business days after delivery of the aforedescribed statement equal to the product obtained by multiplying the difference between "ACTUAL OPERATING COST PER SQUARE FOOT" and the Initial Operating Cost Per Square Foot of net rentable area, as set forth in SECTION 8 herein, times the net rentable area of the Premises. "ACTUAL OPERATING

         COST PER SQUARE FOOT", as used herein, means Actual Operating Cost for the Project divided by the total net rentable area in the Project. If Landlord shall fail to pay when due any lump sum payment owed by Landlord to Tenant, Tenant shall have the right to set-off the amount due in accordance with the provisions of SECTION 35 hereof.

         (b) The term "PROJECTED OPERATING COST PER SQUARE FOOT" as used herein with respect to any calendar year after the FIRST (1ST) calendar year of occupancy, shall refer to the estimate of Operating Cost for such year computed on the basis of square footage of net rentable area within the Project.

         (c) For each year during the Term of this Lease following the FIRST (1ST) calendar year of occupancy, Landlord shall, prior to DECEMBER 1ST of such year, provide TENANT with the Projected Operating Cost Per Square Foot for the next calendar year, which estimate shall be prepared by Landlord utilizing the latest information available, such amount shall not exceed the Actual Operating Cost Per Square Foot for the prior calendar year by more than seven percent (7%). Thereafter, Tenant shall pay the Projected Operating Cost for such year, subject to the seven percent (7%) annual cap on increases, computed on the basis of square footage of net rentable area within the Premises, in the manner and at the times set forth above. Notwithstanding the foregoing, Tenant's pro rata share of the Actual Operating Cost Per Square Foot utilized herein may not increase more than seven percent (7%) in excess of the amount for the prior calendar year.

         (d) For each year during the Term of this Lease following the first calendar year of occupancy and within NINETY (90) days after the close of each calendar year following the FIRST (1ST) calendar year of occupancy, Landlord shall provide Tenant a statement of the Actual Operating Cost for such year based on an audit prepared by an independent certified public accountant, together with a comparison of the same with the Projected Operating Cost of such year. A lump sum payment will be made from Landlord to Tenant or from Tenant to Landlord, as appropriate, within THIRTY (30) business days after delivery of the aforedescribed statement. If Landlord shall fail to pay when due any lump sum payment owed by Landlord to Tenant, Tenant shall have the right to set-off the amounts due in accordance with the provisions of SECTION 35 hereof. Notwithstanding any other provision herein to the contrary, the Landlord's right to recover additional Operating Costs as herein provided in this SECTION 8-(D), shall be limited to a period of THREE (3) years after the close of the applicable calendar year.

         (e) Should this Lease commence or terminate at any time other than the first (1st) day of a calendar year, the adjustment of any difference between Actual Operating Cost and either (i) Initial Operating Cost, in the case of the year in which the Commencement Date occurs, or (ii) the Projected Operating Cost, in the case of the year of termination, as provided in SECTION 8-(A) and SECTIONS 8-(C) and 8-(D), respectively, shall be calculated by using in such calculations a fraction, the numerator of which is the number of days of the Term timing the commencement or termination year, as the case may be, and the denominator of which is 365.

         (f)      N/A

         (g) Tenant at its expense shall have the right at all reasonable times to audit Landlord's books and records relating to items affecting Operating Costs as to this Lease for any calendar year; provided that (i) Tenant's right to audit with respect to any calendar year shall expire THREE (3) years after Landlord has furnished to Tenant a statement of Actual Operating Cost (except to the extent that TENANT has sent a written request for such audit within the THREE (3) year period); and (ii) any such audit must be commenced and completed within NINETY (90) business days after Tenant has requested the audit in writing and (iii) the audit must be conducted during normal business hours and in a manner that will cause minimum disruption to Landlord. If it is finally determined by agreement of the parties or Arbitration, as provided in SECTION 34, that in any statement Landlord delivered to Tenant pursuant to this SECTION 8, Landlord overstated Tenant's share of Operating Costs by more than FIVE PERCENT (5%) and Tenant paid such overstated amount, Landlord shall reimburse Tenant for the reasonable cost of the audit and the amount of the excess paid by Tenant toward Operating Cost, within TWENTY (20) business days after demand by Tenant, together with interest at the Default Rate from the date of such demand by Tenant until the date when payment has been made. If Landlord shall fail to pay such amount when due, Tenant shall have the right of set-off in accordance with the provisions of SECTION 33 hereof.

9. CARE OF THE PREMISES. Tenant shall keep the Premises in good, clean and sanitary condition during the Term, and any Renewal Terms(s) hereof, however, Tenant shall provide itself with its own customary and usual janitorial service. Tenant shall not commit or allow any waste or damage to be committed on the Premises. Tenant shall promptly repair any damage done to Premises and to the Building, or any part thereof, caused by Tenant or Tenant's agents or employees. If Tenant fails to commence such repairs or replacements within TEN (10) business days after notice from Landlord, Landlord may, at its option, make the repairs or replacements, and Tenant shall pay the costs thereof to the Landlord within TEN (10) business days of Landlord's demand therefor. Tenant shall not make or allow to be made any structural alterations, renovations or remodeling of the Premises, except as provided herein, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. At the conclusion of the Term, Tenant shall return the Premises to Landlord broom-clean and in as good condition as when possession was delivered to Tenant, ordinary wear and tear excepted. Tenant shall have the right, but not the obligation, upon termination of the Lease, to remove Tenant's Property, as defined herein, provided that the Premises are restored to as good an order and condition as at the Lease commencement, subject to ordinary use and occupancy. For purposes of definition, tenant's property, furniture and fixtures (Tenant's Property), include, but are not limited to, office equipment, furniture, artwork, plants, teller counters, under counters, pedestals, night depositories, shelving, vault door(s), modular vault system(s), remote systems, security systems, closed circuit or in-house television systems, monitoring equipment, lighting fixtures, signs, surrounds, communication equipment, and ATM machines placed in or on the Premises by Tenant or identified by Tenant prior to the Commencement Date. Landlord, at Landlord's cost and expense, will make all repairs to, and perform necessary maintenance in, to and upon the Land, parking area, landscaping, sidewalks, curbs, exterior lighting and all other improvements located thereon, structural, electrical and mechanical components and building systems of the Project and Premises including, without limitation, the walls, floors, corridors, lobbies, elevators, lighting, HVAC equipment and restrooms which are required in the normal maintenance and operation thereof consistent with the standards prevailing from time to time in other Wauchula Florida First Class Buildings.

10. ENTRY BY LANDLORD. Subject to Tenant's customary security procedures and subject to any laws or rules pertaining to or regulating banking operations and with no less than a (24) hours notice, Landlord may enter into and upon the Building or Premises at all reasonable business hours, an in emergencies at all times, to make repairs, alterations, or additions to the Building or Premises, or to show the Building or Premises to mortgagees, insurers and prospective tenants, (But as to exhibition for leasing of the Premises, only during the last TWELVE (12) months of the Term or after Tenant shall fail, or elect not to exercise the Renewal Term(s) as hereinafter defined) provided same shall not interfere with the conduct of Tenant's business. If Landlord desires to enter into the Building or Premises other than during normal operating hours for other than an emergency, Tenant shall have the right to have a representative of Tenant Present at the time of entry and the Landlord shall pay the cost thereof.

11. SIGNAGE AND GRAPHICS. Landlord and Tenant agree that throughout the Term and any Renewal Terms of this Lease, Tenant and its permitted subtenants, and assignees shall be provided with space on Building lobby directory(s) equal to ONE LINE PER FIVE HUNDRED (500) square feet of net rentable area of the Premises. Landlord shall not impose a charge or fee for future changes or additions as may be reasonably required from time to time.


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

Tenant shall have the right to use its standard signs, graphics and logos anywhere within the Premises, including the walls of the elevator lobbies where Tenant is a full-floor tenant, and entrance doors, subject to Landlord's prior approval as to size, esthetics, and location, which shall not unreasonably be withheld. Landlord agrees to not disapprove any such graphics for a floor upon which Tenant occupies the full floor if the graphics are the same as graphics customarily used by Tenant. Any such signage will be at Tenant's expense. On any floor of the Building on which Tenant leases less than the entire floor, Tenant's graphics shall be consistent with the Building standard graphics. Landlord agrees to name the Project "First Union Building", which name shall remain in effect so long as Tenant is not in default under this Lease beyond any applicable grace period. If Tenant changes its name from "First Union National Bank" or in the event of a consolidation, merger, or acquisition of Tenant in which Tenant is involved or approved sublease or assignment, Landlord agrees to change the name of the Project to Tenant's or subtenant's or assignees new name or the name of the surviving entity, whichever is applicable, provided, however, that Tenant shall pay all reasonable costs associated therewith. During the period that Tenant is entitled to have the Project identified as First Union Building, or other name pursuant to the above provisions, the size and extent of the signage on the exterior of the Building and on the site shall be located approximately as shown on EXHIBIT F attached hereto, subject, however, to the availability of all necessary governmental permits and authorizations, which shall be Tenant's responsibility to obtain, and subject to any governmental limitations, conditions, and requirements. The costs of signage, including without limitation costs of designing, manufacturing, installing, and obtaining permitting for signage shall be paid by Tenant. Tenant, at Tenant's sole cost, shall at all times maintain all signage in good condition and repair and in keeping with a Wauchula, Florida First Class Building.

         During the period that Tenant is entitled to have the Project identified as First Union National Bank or other name pursuant to the above provisions, the Landlord shall not grant any other signage rights of any nature to other tenants on the exterior of the Building or on the site or on the exterior of any other building that may from time to time be constructed on the Real Property of the Project.

12. PARKING. Landlord will, throughout the Term and any Renewal Term(s) thereof, provide Tenant with twenty-five parking spaces in the parking lot. The spaces will be located contiguous to the Building as follows: six (6) designated and identified parking spaces for the exclusive use of Tenant's customers, with the balance designated for the exclusive use of Tenant's employees to be located as shown on the Site Plan (the "DESIGNATED EXCLUSIVE PARKING"). Landlord agrees that it may not alter the parking plan, or the exclusive parking area designated for Tenant's customers and employees, or ingress or egress to the Premises without the prior written consent of Tenant, which such consent shall not be unreasonably withheld. The Landlord shall use reasonable efforts to prevent the utilization of the Designated Exclusive Parking areas by other tenants of the Project, and/or their employees or guests, and by any other non-authorized parties during Tenant's business hours.

13.      TENANT'S RIGHT TO TERMINATE. N/A

14. RENEWAL TERMS. (a) The TENANT shall have the right to extend the Term for up to one (1) additional term of Five (5) years (the "RENEWAL TERM(S)") upon the terms and conditions as provided herein and upon notice to the Landlord in writing at least six (6) months prior to the end of the Term or any subsequent Renewal Term, as the case may be (the "RENEWAL NOTICE"). The Renewal Notice shall serve as a renewal of this Lease for the applicable Five (5) year Renewal Term, subject to the rentals set forth herein below. The annual Net Rent Rate for each year of any Renewal Term shall be the Net Rent Rate for the prior year increased by the lesser of (i) five percent (5%) or (ii) the percentage change in the CPI for the prior year.

         (b) REFURBISHMENT ALLOWANCE. In the event the Tenant elects to renew the Lease, as herein provided in this SECTION 14, the Landlord shall provide the Tenant with an allowance of one-half of the Net Rent for the initial year of the Renewal Term (the

"REFURBISHMENT ALLOWANCE") which shall be used by the Tenant for redecorating, renovations, or other improvements to the Premises as deemed necessary by the Tenant. The Refurbishment Allowance shall be paid to the Tenant on the first day of the first month of the Renewal Term. If Landlord fails to pay such amount as and when requested, Tenant shall be entitled to a right of set-off in accordance with SECTION 33 hereof.

15.      ASSIGNMENT AND SUBLETTING. Except as otherwise permitted herein this
SECTION 15, TENANT shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed, (i) assign or otherwise transfer this Lease or any interest hereunder, by operation of law or otherwise, or (ii) sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall request Landlord's approval in writing, which request shall include; (iii) the proposed effective date (which shall not be less than THIRTY (30) business days after Tenant's Notice), (iv) the portion of the Premises to be Transferred (hereinafter called the "SUBJECT SPACE"), (v) the name and address of the proposed Transferee, and (vi) the nature of such Transferee's business and proposed use of the Subject Space. Landlord shall have a period of TEN (10) business days after receipt of Tenant's request for approval of a Transfer and all information required herein within which to advise Tenant in writing whether Landlord has granted or denied consent to the Transfer. Any Transfer made without complying with this Subsection shall, at Landlord's option, be null, void and of no effect.

         (A) CONTROLLED PARTIES; MERGERS. Notwithstanding any provision contained in this Lease to the contrary, Tenant, after first having given prior written notice to Landlord, shall have the right, without consent of Landlord, to assign or sublet all or any part of the Premises to any entity controlling, (either directly or indirectly) the Tenant and to any entity into which Tenant may be merged or consolidated ("CONTROLLED PARTIES")

         (B) DIVESTITURE REQUIRED BY REGULATORY AGENCIES. If Tenant is involved in a merger, acquisition, or consolidation and in connection therewith the regulatory agency having jurisdiction requires that pursuant to an approved Plan of Divestiture TENANT must divest itself of certain deposits and facilities which may include the Premises, Tenant may request that Landlord approve an assignment of all, or a sublease of a portion, of the Premises, (The "DIVESTITURE SPACE") to the party that is to acquire such deposits and facilities. If Landlord does not approve the assignment or sublease to such proposed Transferee in accordance with the terms of this SECTION 15, Landlord shall recapture the proposed Divestiture Space not earlier than THIRTY (30) days nor later than SIXTY (60) days after the proposed Divestiture Space is vacated by the Tenant. The proposed Divestiture Space shall be eliminated upon the date of recapture by the Landlord and Tenant shall have no obligation with respect to the Proposed Divestiture Space that accrues subsequent to such recapture.

         (C) SALE OF DEPOSITS OR CHANGE IN BUSINESS LOCATION. Notwithstanding any provision contained in this Lease to the contrary, Tenant, after first having given prior written notice to Landlord, shall have the right without consent of Landlord to assign or sublet all or any part of the Premises to a creditworthy tenant in the event Tenant sells its deposits located at the Premises or determines that it no longer desires to operate in the Premises. Upon such assignment and a written assumption of Tenant's obligations hereunder by the Assignee, Tenant shall be released from its obligations hereunder. Landlord shall acknowledge its consent to the assignment of this Lease and the release of Tenant hereunder in writing within ten days of the request of Tenant.

16. ALTERATIONS, IMPROVEMENTS, MECHANIC'S LIENS. All additions, alterations, improvements and fixtures (except Tenant's Property as described in SECTION 9), in or upon the Premises, whether placed there by Tenant or by Landlord, shall become

Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time, or otherwise, without compensation or allowance or credit to Tenant. After the Commencement Date, Tenant shall not make additions, changes, alterations or improvements to the Project other than alterations, improvements and decorations costing more than ONE HUNDRED THOUSAND DOLLARS ($100,000) in the aggregate, without the prior written consent of Landlord. Even if Landlord's consent is not required, Tenant shall give Landlord prior written notice specifying any work to be done. If Landlord's consent is required, Landlord shall not unreasonably withhold, condition or delay its consent if in Landlord's reasonable opinion such changes; (i) will not materially and adversely affect the Building systems or any structural components of the Building and (ii) will not be visible from the exterior of the Building. If Landlord grants its consent, which consent shall not be unreasonably withheld, conditioned or delayed, Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval, obtaining necessary permits, obtaining insurance and prior approval of contractor. All work shall be performed in a good and workmanlike manner and shall be in accordance with plans and specifications (approved by Landlord if approval is required by the above provisions). If any of such work may affect the structure of the Project or interfere with building systems, Landlord may require that such work be performed under Landlord's supervision, at Landlord's sole cost and expense. In no event shall Tenant have the right to create, or permit there to be established, any mechanic's, materialmen's or other lien or encumbrance of any nature against Landlord's interest in the Project for improvements made by or for Tenant. Any lien filed by any contractor, materialman or supplier performing work by or for Tenant shall attach only to Tenant's interest in the Premises or against the Project for work claimed to have been furnished by or for Tenant shall duly be discharged or bound by Tenant within twenty (20) business days after Tenant receives notice of the filing of the lien.

17. COMMUNICATIONS EQUIPMENT. Subject to Landlord's review and prior written approval, which consent shall not be unreasonably withheld, conditioned or delayed, TENANT shall at all times during the Term of this Lease and any Renewals thereof, have the right to use the Building's shafts for conduits between the Premises and the roof of the Building for the installation and maintenance of conduits and cables to extend to communications equipment located or to be located on the roof. Further, subject to Landlord's prior written approval (not to be unreasonably withheld) of the size, location and the plans and specifications therefor, Tenant shall have the right at all times, and at no additional rental, to install and operate microwave or satellite dishes or other antenna communications system on the roof of the Building. The use of such conduits and roof for communications equipment by Tenant is included in the definition of the Premises. No additional rent or expense may be charged to Tenant for the use of such conduits and roof for communications purposes. Landlord's approval rights may include without limitation, review and approval of all plans and specifications for the equipment, procedures and personnel with respect to installation, maintenance, and operation. Use of such roof space shall be subject to Tenant's obtaining such insurance coverage as Landlord shall reasonably require. At the expiration or earlier termination of the Lease, Tenant, at its expense, shall remove the communications equipment. Any work required to restore the roof or any other part of the Building from any damage occasioned by the installation, maintenance or removal of the communications equipment shall be borne by Tenant. Tenant shall indemnify and hold harmless Landlord from all costs, damages expenses, liabilities, and suits, including reasonable attorneys' fees, occasioned by Tenant's installation, maintenance, removal or use of the communications equipment, including without limitation, any damage to Property and/or injury or death to persons caused thereby from the installation, maintenance, and operation. The installation, maintenance, relocation, and removal of the communications equipment will be performed in such a manner as not to interfere with the operation of the Project and in a manner that will not cause interference with the use of other tenants in the Project of their electronic devices that were installed prior to Tenant's installation. Landlord agrees that Landlord will require other tenants who sign leases after the date hereof and who install communications equipment after Tenant's installation, to install, maintain and operate such equipment in a manner that will not interfere with Tenant's use and operation of its communications equipment. All then installed communications equipment shall be maintained by the Tenant at Tenant's sole cost and expense in good and safe condition. The communications equipment shall be used solely by Tenant in the ordinary course of its business, and Tenant shall not allow any parties other than Tenant and Tenant's Controlled Parties to use such equipment. If any repair or maintenance to the Building necessitates moving or relocating Tenant's communication equipment, Tenant shall, at Landlord's sole cost and expense and not as part of Operating Cost, relocate the equipment to a new location designated by Landlord, provided that the new location will not adversely affect the manner in which such equipment operates.

18. AUTOMATED TELLER MACHINE(S); NIGHT DEPOSITORY(IES). Tenant shall have at all times during the Term and Renewals thereof, the right to install and maintain at its expense an automated teller machine(s) ("ATM(S)") and night depository(ies) within the Premises or other portion of the Project accessible at all times by the public, and visible to the exterior of the Building at no additional rental charge. Landlord agrees that during the Term, including any Renewal Term(s), Landlord shall not lease, or permit the installation of, any other ATM(s) and night depository(ies), by any party other than the Tenant in any portion of the Building or Project. The location, appearance and lighting of the ATM(s) and night depository(ies) shall be mutually agreed upon by Tenant and Landlord, which such agreement shall not be unreasonably withheld, conditioned or delayed. At the expiration or earlier termination of the Lease, Tenant, at its expense, shall remove the ATM(s) and/or night depository(ies). Any work required to restore the Building from any damage occasioned by the installation, maintenance, relocation or removal of the ATM(s) and/or night depository(ies) shall be borne by Tenant. Tenant shall indemnify and hold harmless Landlord from all costs, damages, expenses, liabilities, and suits, including reasonable attorneys' fees, occasioned by Tenant's installation, maintenance, relocation, removal or use of the ATM(s) and/or night depository(ies), including without limitation, any damage to Property and/or injury or death to persons caused thereby from the installation, maintenance, and operation. Notwithstanding the foregoing, the Landlord is responsible for maintenance of lighting, landscaping and access to, from and around the ATM(s) and the Landlord shall at all times comply with the requirements of Sections 655.960 through 655.965 of Florida Statutes (1993) inclusive and shall indemnify and hold harmless the Tenant from all costs, damages, expenses, liabilities, and suits, including reasonable attorneys' fees, including without limitation, any damage to Property and/or injury or death to persons caused by the Landlord failure to comply with said Statutes, unless the loss resulted from modifications to the ATM made by Tenant.

19. TENANT IMPROVEMENTS. Except for those items of Landlord's responsibility as provided in SECTION 5, Tenant shall be responsible for and pay all costs thereof, any demolition of the Premises and for construction of any tenant improvements deemed necessary by Tenant in accordance with the Tenant Space Plan and Tenant Working Drawings as defined in EXHIBIT G attached hereto. All currently existing tenant improvements as of the date of Lease execution that are owned by Landlord and located in the Premises, including without limitation, doors, lights, glass, HVAC duct work and equipment, built-in storage and lateral files, banking equipment, vaults, vault doors, etc., may at Tenant's option be used by Tenant during the entire Term and any Renewal(s) thereof, without charge.

20. LEGAL USE; HAZARDOUS MATERIALS. Tenant agrees not to occupy or use, or knowingly permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful or disreputable. Tenant shall not cause or knowingly permit any Hazardous Material (as hereafter defined) to be brought upon, kept, or used in or about the Project by Tenant, its agents, or employees without the prior written consent of Landlord, except for items customary for normal office use, which shall be used in compliance with all legal requirements. As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as Hazardous substances (40 CFR Part 302) and amendments thereto, or any other toxic, hazardous or potentially harmful substances, materials and wastes that are or become regulated under any applicable local, state or federal law. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Project caused or permitted by Tenant results in contamination of the Project, or if contamination of the Project by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify and hold Landlord harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses which arise during the Term, or any Renewal Term, of this Lease as a result of such contamination.

         (A) LANDLORD'S COVENANT. Landlord represents that to the Landlord's best knowledge, except as disclosed in writing by Tenant, the former owner of the Project, there exists no Hazardous Materials, on, in, under or about the Project, in violation of any applicable laws, rules or regulations. Landlord agrees to indemnify and hold Tenant harmless from all claims, judgements, damages, penalties, fines, costs (including reasonable attorneys' fees), liabilities, or losses incurred by Tenant, its employees, guests or invitees, resulting from any Hazardous Materials found on the Project which were brought on the Project after July 1, 1998, except as brought onto the Project by Tenant, its employees, contractors, or subcontractors, in violation of applicable laws, rules, and regulations. The foregoing indemnity shall survive the expiration or earlier termination of the Lease. Furthermore, in the event Hazardous Materials are found to be located within the Project at any time during the Term or Renewal thereof, the Landlord shall upon written demand by the Tenant, promptly remove such Hazardous Materials and restore the Project to the same condition as existing prior to removal. All such removal shall be done in a manner which shall not prevent or materially disrupt the Tenant's business operations and shall comply with all applicable codes, rules and regulations which exist at the time relating to such removal. All plans and schedules relating to removal and restoration, shall be subject to the approval of the Tenant prior to commencement of the work, which approval shall not be unreasonably withheld. The cost of all removal and restoration shall be the Landlord responsibility and may not be included as part of Operating Cost. In the event that Landlord fails to remove Hazardous Materials and restore the Project, the Tenant may conduct such removal and restoration, and the Landlord shall reimburse the Tenant for all costs associated with such removal and restoration within TEN (10) business days after demand. If the Landlord shall fail to pay when due any sums owed by the Landlord to the Tenant, Tenant shall have the right to set-off all amounts due in accordance with the provisions of SECTION 33 hereof.

21. LAWS AND REGULATIONS; RULES OF PROJECT. Tenant agrees to comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Premises by Tenant as a Tenant. Tenant will comply with the initial rules and regulations of the Project which are attached hereto as EXHIBIT H and, after receipt thereof, with such reasonable additional rules and regulations as my be adopted or altered by Landlord from time to time for the safety, care, reputation and cleanliness of the Premises and the Project and for preservation of good order therein; provided, however, that to the extent that any such additional rules and regulations contradict the express provisions of this Lease, the Lease shall govern. All reasonable modifications of the initial rules and regulations and all additional rules and regulations adopted by Landlord will be non-discriminatory as to all space in the Project and will be furnished by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant, provided the same shall not contradict the terms of this Lease. Landlord shall enforce the rules and regulations of the Project as to all tenants of the Project. Landlord agrees that if Landlord is in material violation of any applicable governmental law, rule, or regulation and such violation causes material interference with Tenant's use of the Premises, Landlord shall cure such violation or otherwise eliminate the material interferences, including contesting same with Tenant's use of the Premises.

Landlord shall indemnify and hold Tenant harmless from all claims, judgements, damages, penalties, fines, costs (including reasonable attorney's fees), or costs incurred to bring the

Project, excluding the interior of the Premises, into compliance with the Americans with Disabilities Act of 1990 ("ADA") as of the Execution Date of this Lease. The cost of any changes required will constitute Capital Improvements and as such, may not be amortized and included as part of Operating Costs. To the extent that changes in the ADA or interpretations thereof occur subsequent to the Execution Date of this Lease, any changes mandated to the Project, excluding the interior of the Premises, will be the responsibility of the Landlord. The cost of changes will constitute capital improvements and as such may not be amortized and included as part of Operating Costs.

22. NUISANCE. Tenant agrees to conduct its business and control its agents and employees in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

23. QUIET ENJOYMENT. Landlord covenants and agrees, provided Tenant pays all Rent and performs the terms and conditions of this Lease as and when required, to take all necessary steps to secure to Tenant and to maintain for the benefit of Tenant the quiet and peaceful possession and enjoyment of the Premises and parking rights on the Project, for the term hereof, without hindrance or molestation by Landlord or any other person claiming title to the Premises or the Project or any part thereof, and Landlord agrees to warrant and forever defend Tenant's interest under this Lease against the claims of any and all persons other than those claiming by, through or under Tenant.

24. INSURANCE. Landlord and Tenant may maintain such deductibles on their respective insurance coverages applicable to the Premises and/or the Project as each shall deem prudent in their reasonable business judgement. Further, Tenant may satisfy some or all of such insurance coverage requirements by self insurance. Landlord and Tenant shall each be provided by the other with certificates from their respective insurers, evidencing the insurance coverages required by this Lease (including a confirmation that waiver of subrogation applies, if such is the case) prior to the Commencement Date, and at each policy anniversary, and upon written request from time to time by either Landlord or Tenant as applicable. In the event that Tenant or Landlord shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Tenant or Landlord as the case may be, may, but shall not be obligated to, procure such insurance on behalf of the Tenant or Landlord and the cost thereof shall be payable to Landlord as an item of Additional Rent within FIVE (5) business days following written demand therefor, or in the case of the Tenant securing such insurance, deducted from Operating Costs paid by the Tenant.

         (A) LANDLORD'S INSURANCE. Landlord shall maintain casualty insurance coverage on the Project and leasehold improvements for their full replacement value. Landlord shall also maintain commercial general liability insurance, such insurance to insure against liability for bodily injury and death and for property damage in such amount as may from time to time be deemed appropriate by Landlord in its reasonable judgement, but in any event not less than $5,000,000 combined single limit on a per occurrence basis. Said insurance shall be maintained with an insurance company licensed or authorized to do business in Florida, and having a rating issued by an organization regularly engaged in rating insurance companies (including specifically A.M. Best and Company so long as such company is engaged in rating insurance companies) of not less than a rating of A, VII of A.M. Best and Company (or equivalent rating if another rating service is used). If there are no insurance companies or only one insurance company that satisfy(ies) the foregoing rating requirement, then the insurance company issuing the insurance shall be a company having a rating equal to the next highest rating classification in which at least two insurance companies satisfy the rating requirement. Payments for losses thereunder shall be made solely to Landlord and Mortgagee. All insurance contracts that Landlord is required to maintain under this Lease shall contain a provision that they shall not be subject to cancellation, non-renewal or material reduction in coverage as to the Project unless Tenant shall be served with a written notice not later than THIRTY (30) days prior to cancellation, non-renewal or material reduction in coverage." A "MATERIAL REDUCTION IN COVERAGE" shall mean a change from "ALL-RISK" casualty insurance coverage or a material increase in deductible.

         (B) TENANT'S INSURANCE. At all times during the Term of this Lease and any renewals thereof (and in the event Landlord grants permission to Tenant to enter the Premises for any reason prior to the Commencement Date including any period in which Tenant is constructing leasehold improvements and other Tenant work, then from such earlier date), Tenant shall provide and thereafter keep in full force and effect (i) Commercial general liability insurance, such insurance to insure against liability for bodily injury and death and for property damage in an amount as may from time to time be reasonably required by Landlord, but in any event not less than $5,000,000 combined single limit on a per occurrence basis, provided, however, that Landlord may never require Tenant to carry more than the amount which Landlord maintains for such coverage, (ii) Workmen's compensation as required by law providing statutory Florida State benefits for all persons employed by Tenant in connection with the Premises and (iii) Builder's Risk Insurance during all periods in which Tenant is constructing alterations or Tenant work, in such amounts as Landlord and Tenant mutually agree is reasonable. All insurance that Tenant shall be required to effect pursuant to this SECTION 24 shall, to the extent Tenant is not self insured, be underwritten by insurance companies that are licensed or authorized to do business in the State of Florida, shall be in good standing with the Florida State Insurance Department, and shall have a rating issued by an organization regularly engaged in rating insurance companies (including specifically A.M. Best & Company so long as such company is engaged in rating insurance companies) or not less than a rating of A, VII of A.M. Best and Company (or equivalent rating if another rating service is used). If there are no insurance companies or only one insurance company that satisfy(ies) the foregoing requirement, then the insurance company issuing the insurance shall be a company having a rating equal to the next highest rating classification in which at least two insurance companies satisfy the rating requirement. All insurance contracts that Tenant is required to maintain under this Lease shall be issued for terms of not less than one year and shall contain a provision that they shall not be subject to cancellation, nonrenewal or material reduction in coverage as to the Premises unless Landlord shall be served with a written notice not later than THIRTY (30) days prior to cancellation, nonrenewal or material reduction in coverage; for purposes of the foregoing, "MATERIAL REDUCTION IN COVERAGE" shall mean change from "ALL-RISK" casualty insurance coverage, or a material increase in deductible. With respect to liability for which Tenant has indemnified Landlord hereunder, all such policies shall be primary and shall be payable by the insurers prior to payment by any insurers who have issued coverage to Landlord for the same casualty or liability.

25. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other, its partners, agents, officers, or employees, for any loss or damage that may occur to persons, property, the Premises or the Building by reason of fire, the elements, or any other cause(s) which are insured against regardless of cause or origin, to the extent of such insurance coverage. This waiver shall be applicable only if the same does not violate the terms of the insurance policies carried by each which insure against such loss or damage. Each party agrees to use its best efforts to obtain a waiver of subrogation endorsement on its insurance policies provided the same can be obtained without additional premium. If such endorsement can only be obtained with the payment of an additional premium, the party whom the endorsement benefits may at its option pay such addition premium, in which event the endorsement shall be obtained notwithstanding the additional premium.

26. CASUALTY DAMAGE. If the Project, the Building, or any systems serving the Building or the Premises, are damaged by fire or other casualty ("Casualty"), then the Landlord shall within THIRTY (30) days of such casualty notify the Tenant (the "LANDLORD'S NOTICE") whether or not in the reasonable determination of the Landlord the damage can be repaired within ONE HUNDRED EIGHTY (180) days of such notice (the "RESTORATION PERIOD"). If repairs and restoration cannot be completed within the Restoration Period, either party may at its option within THIRTY (30) days of the receipt of the Landlord's Notice, terminate this Lease effective as of the date of the casualty and all rents, Operating Costs or other sums due shall be prorated as of that date. If the repairs and restoration can be accomplished within the Restoration Period, or if the repairs cannot be done within the Restoration Period and neither party chooses to terminate this Lease, the Landlord shall within THIRTY (30) days from the date of the Landlord's notice, commence the repairs and restoration and proceed with all due diligence to restore the Project or the Building or the Premises to substantially the same condition in which it was immediately prior to the happening of the Casualty. As soon after the Landlord commences the repairs and restoration as is practical, the Tenant shall commence and pursue to completion the repair and restoration or replacement of Tenant's fixtures and personalty. Each party shall proceed with their respective work in a timely and diligent manner using the same or better quality materials as existing prior to the Casualty, and they shall use their best efforts not to interfere with, annoy, or inconvenience the other party. For such period of time as the Tenant cannot conduct its business from the Premises in a reasonable, prudent and businesslike manner as a result of the condition of the Project or the Premises, or the Building or the services to the Building, or caused by an interruption thereof because of reconstruction activities, all Rent shall abate. To the extent and during the time that only a portion of the Premises is tenantable and to the extent that the Tenant is able to conduct its business therefrom in a reasonable, prudent and businesslike manner, the Tenant shall receive a fair diminution of Rent based on an estimated percentage of unusable space in the Premises. In the event the Landlord fails to deliver to the Tenant a Landlord's Notice within the required THIRTY (30) day period as to whether or not the damage can be repaired within the Restoration Period, the Tenant shall have the right any time after the expiration of the THIRTY (30) day notice period to terminate the Lease as of the date of the Casualty, or to advise the Landlord of its intent to restore the Project or the Building or the Premises (the "TENANT'S NOTICE") and may commence the repairs and restoration of the Project or the Building or the Premises at the cost and expense of the Landlord, whereupon the Landlord shall be deemed to have waived its right to terminate this Lease as provided above. The Landlord shall reimburse Tenant within TEN (10) business days of demand for all costs and expenses of any kind incurred by the Tenant to make repairs or restorations. If the Landlord shall fail to pay when due any sums owed by the Landlord to the Tenant, Tenant shall have the right to set-off all amounts due in accordance with SECTION 33 thereof, until the sums advanced by Tenant are paid in full, plus all costs of collection, including but not limited to reasonable attorneys' fees and court costs incurred.

27. CONDEMNATION. If all or a substantial portion of the Project or the Premises should be taken, and/or if so much of the parking area of Land is taken so as to reduce the parking spaces or Land available for parking to an amount below an amount necessary to adequately serve the Tenant's needs, for any public or quasi-public use by right of eminent domain or otherwise, or if it should be sold in lieu of condemnation, such that the Tenant can no longer conduct its business on a reasonable, prudent and profitable basis, the Tenant may terminate this Lease by giving written notice of its termination to Landlord within NINETY
(90) days after such taking, in which event this Lease shall terminate as of the date of such taking (but Tenant shall be afforded a reasonable period of time to vacate the Premises). If any portion of the Premises shall be so taken and this Lease is not terminated, Rent shall abate as to the space so taken (i.e., the net rentable area so taken shall be eliminated from the Premises and Tenant shall have no obligation to pay Rent or Operating Coast as to the eliminated space). Landlord shall thereafter commence and proceed with reasonable diligence to restore all affected portions of the Project to a quality equal to that existing immediately prior to such taking so as to have the restored Project constitute an architecturally viable First Class Office Building. All proceeds from any taking or condemnation of the Project and/or Premises shall belong to and be paid to Landlord. Nothing contained herein, however, shall prevent Tenant from seeking a separate award from the condemning authority for any loss of Tenant's personal property and equipment, moving expenses, leasehold interests, or other losses relating to Tenant's business so long as such separate award shall not result in a reduction of proceeds payable to Landlord.

28. SUBORDINATION TO MORTGAGE. Tenant agrees that this Lease is subject and subordinate to all mortgages which may now or hereafter affect or encumber all or any portion of the Project and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that the foregoing provision shall only be applicable with respect to those mortgages to which Tenant has been provided a Non-Disturbance, Subordination and Attornment Agreement ("NON-DISTURBANCE AGREEMENT") substantially in the form of EXHIBIT C. In confirmation of such subordination, Tenant shall join with any such mortgagee in the execution of Non-Disturbance Agreements shall be applicable with respect to all present and future mortgages to which Landlord requests Tenant's execution of a Non-Disturbance Agreement. Landlord represents that the only mortgage existing as of the date hereof is held by Wauchula State Bank. Landlord agrees to procure and deliver to Tenant simultaneously with Landlord's execution and delivery of this Lease a Non-Disturbance Agreement from Wauchula State Bank, substantially in the form of EXHIBIT C hereto.

29. ESTOPPEL CERTIFICATE OR THREE-PARTY AGREEMENT. Landlord and Tenant agree that they will from time to time upon request from each other, within FIFTEEN (15) business days prior notice from the other, execute and deliver to such persons as the requesting party shall request, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates which Rent and other charges payable under this Lease have been paid, stating that Landlord or Tenant, if applicable, is not in default hereunder to the best of such party's knowledge after due inquiry (or if Landlord or Tenant, if applicable have alleged a default stating the nature of such alleged default), and further stating such other matters as the requesting party shall reasonably require.

30. DEFAULT, REMEDIES. It shall be a default hereunder if; (i) Tenant shall fail to pay any rent or any other sums of money within ten (10) business days after written notice that the same is due; (H) Tenant shall fail to comply with any other provision of this Lease and after receipt of written notice, proceed to commence correction of any default within THIRTY (30) days after written notice; (iii) the Premises shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord in writing that it anticipates either condition; (v) Tenant takes any action to, or notifies Landlord in writing that Tenant intends to file a petition under any section or chapter of the National Bankruptcy Act as amended, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute; or (vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant and not discharged within sixty (60) days after the appointment of a receiver or trustee. Landlord's failure to provide timely written notice specified herein shall not constitute a waiver of the event of default.

         (a) LANDLORD'S RIGHTS ON EVENT OF DEFAULT. On the occurrence of any Event of default, and subject to terms and conditions provide herein, Landlord may:

                  (i) Without terminating this Lease and without entering into possession of the Premises, continue this Lease in effect and enforce all rights of Landlord and obligations of Tenant hereunder, including the filing of suit for the collection of monthly rent, Operating Cost, and all other sums due hereunder as they accrue (including attorneys' fees and other damages). Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of this Lease or Tenant's right to possession hereunder;

                  (ii) Re-enter and repossess the Premises subject to notice to and the rights of the FDIC and any other regulatory or governmental agency having regulatory authority over Tenant and any and all improvements thereon and additions thereto and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding at law or in equity. No re-entry by Landlord shall be deemed a termination or an acceptance of a surrender of this Lease;

                  (iii) Terminate this Lease and sue Tenant for damages hereunder which damages shall be an amount equal to (A) the sum of all amounts due hereunder to the date of termination; plus (B) the aggregate Net Rent remaining over the unexpired portion of the Term plus the reasonable cost to Landlord for any repairs and other costs of reletting, all reduced to present value using a discount rate equal to the interest rate of a governmental security having a maturity closest to the then current expiration of the Term; LESS (C) the aggregate fair net rental value of the Premises over the remaining portion of the Term (provided, however, a reasonable period of time, not to exceed twenty-four (24) months, may be considered as a leasing period by which the Premises would not be leased and therefor no income would be realized for such period.) reduced to present value; plus (D) Landlord's costs and expenses incurred in the enforcement hereof including reasonable attorneys fees as herein provided;

                  (iv) Relet any or all of the Premises for Tenant's account for any or all of the remainder of the term or for a period exceeding such remainder, in which event Tenant shall pay to Landlord, at the times and in the manner specified by the provisions herein the Net Rent accruing during such remainder, less any Net Rent received by Landlord, with respect to such remainder, from such subletting, as well as the cost to Landlord of any attorneys' fees or for any repairs or costs of reletting or other action (including those taken in exercising Landlord's rights under any provision of this Lease) taken by Landlord on account of such Event of default but in no event shall Landlord be liable in any respect for failure to relet the Premises or in the event of such reletting, for failure to collect the Rent thereunder any sums received by Landlord on a reletting in excess of the Net Rent reserved for this Lease shall belong to the Landlord;

                  (v) Pursue any combination of such remedies and/or any other remedy available to Landlord on account of such Event of Default at law or in equity;

                  (vi) If legal proceedings are instituted hereunder, and a compromise or settlement thereof shall be made, it shall not be constituted as a waiver of any subsequent breach of any covenant, condition or agreement herein contained; and

                  (vii) All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

31. HOLDING OVER. In the event of holding over by Tenant without Landlord's written consent, Tenant shall pay rent equal to ONE HUNDRED TWENTY PERCENT (120%) of the applicable Rent plus other sums due from time to time hereunder (including tenant's Proportionate Share of Operating Expenses). Possession by Tenant after the expiration of this Lease shall not be construed to extend its Term.

32. ATTORNEY'S FEES. In the event Tenant or Landlord defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease or in the event Landlord places the enforcement of this Lease or the collection of any Rent due or to become due, or the recovery of possession of the Premises in the hands of an attorney, or in the event either party files suit against the other, with respect to the enforcement of its rights under this Lease, Tenant and Landlord agree that the prevailing party shall be entitled to be reimbursed by the non-prevailing party for all reasonable attorneys' fees, expert witness fees, paralegal fees and costs incurred by the prevailing party or as otherwise may be determined by arbitration under Section 34 hereof.

33. TENANT'S SET-OFF RIGHTS. Tenant shall have the right of set-off with respect to amounts owed by Landlord to Tenant only if Tenant is specifically granted set-off rights pursuant to this Lease with specific reference to SECTION
33. Where set-off rights have been granted, if Landlord fails to pay when due the sum(s) owed by Landlord to Tenant, or sums paid by the Tenant on the Landlord's behalf, and such failure continues for more than TEN (10) business days (or such other period as specifically provided herein) after Landlord's receipt of written notice of demand sum(s) due, Tenant shall have the right to credit any such unpaid amount (plus interest at the Default Rate from the Due
Date) against rent until such unpaid amount has been fully credited; provided, however, within the aforesaid TEN (10) business day period (or such other period as may be specifically provided herein) Landlord gives written notice to Tenant stating the Landlord disputes Tenant's right to payment of the amount asserted by Tenant or any portion thereof specified by Landlord (the "DISPUTED AMOUNT") and indicating the reasons for the dispute, Tenant shall not be entitled to set-off the Disputed Amount until TEN (10) business days after the dispute has been resolved pursuant to written agreement executed by both parties or pursuant to final Arbitration as provided in SECTION 34 herein. If, upon resolution of the dispute of any such matter (through mutual agreement or Arbitration) it is determined that Tenant was not entitled to a right of set-off or that the amount set-off by Tenant was greater than the amount that Tenant was entitled to set-off, Tenant shall pay to Landlord within TEN (10) business days after the dispute is resolved all amounts owed to Landlord together with interest at the Default Rate from the date when due until the date that payment has been made. Notwithstanding anything else contained here in this SECTION 33, in the event the remaining Term of the Lease is insufficient to amortize the costs expended by the Tenant as provided by the set-off provision in this SECTION 33, then the Term shall be extended at the same Terms and conditions in effect at the time of the claim an adequate period of time to allow full amortization of the costs expended by the Tenant.

34. ARBITRATION. If a dispute arises under this Lease relative to an issue which this Lease provides should be arbitrated, including but not limited to appointment, valuation, rental rates for options or extension periods and set-off provisions, and the parties to this Lease are unable to reach a mutually acceptable resolution, the parties shall proceed to resolve the dispute in the manner herein provided. Either party shall notify the other in writing of its position, in the case of a monetary dispute, the amount acceptable to it. Such notification shall also include the names and addresses of THREE (3) persons residing in the city in which the Building is situated, any one of which is acceptable to the notifying party to serve as arbitrator. Within TEN (10) business days following such notifications, the party notified shall advise the other party, in writing, of its position, and in the case of a monetary dispute, the amount acceptable to it. Such notification shall also include the names and addresses of THREE (3) persons residing in the city in which the Building is situated, any one of which is acceptable to the notifying party to serve as arbitrator. Once the parties have notified each other as provided, the written position submitted by each party cannot subsequently be revised by the submitting party, nor can substitutions be made to the lists of names accompanying the notifications. If within TEN (10) days after both parties have been notified of their respective positions, the parties are unable to reach a mutually acceptable resolution, then the parties shall select one person from all of the names submitted who shall be appointed as the arbitrator. If, within the time specified, the parties are unable to mutually agree on the person to serve as arbitrator, either party may apply to the presiding judge of the district Court of Hardee County to select the arbitrator from the list of names initially submitted to both parties. Within FIVE (5) days following selection of the arbitrator, each party shall furnish the arbitrator with its written position as set forth in the notification originally furnished. Each party may also include at this time any information, data and/or reports, supportive of its position. The arbitrator may request additional information, data or reports from the parties or others if the arbitrator so desires. Within TEN (10) business days following appointment, the arbitrator shall notify both parties in writing of the arbitrator's decision which shall be the position of one of the parties. Such decision shall not deviate in any way from the position initially stated by the party whose position has been selected by the arbitrator, it being the intent that the arbitrator shall select the position of one of the parties. If either of the parties shall fail to furnish the arbitrator its position within the time and in the manner as herein specified, the arbitrator shall consider such party's position to be identical to the position of the other. The decision of the arbitrator shall be final and shall be binding upon the parties and effective as of the date of notification to the parties of the arbitrator's decision. The party whose position is not selected by the arbitrator as the decision shall promptly pay to the arbitrator the total fees and expenses of the arbitrator.

35. ALTERATION. This Agreement may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

36. NO IMPLIED WAIVER. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the sums due under this Lease shall be deemed to be other than on account of the earliest sum due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice of Landlord's right to recover the balance of such sums or pursue any other remedy provided in this Lease.

37. SEVERABILITY. If any Term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such Term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each Term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

38. TIME OF PERFORMANCE. Except as otherwise expressly provided herein, with respect to all required acts of Tenant and Landlord, time is of the essence of this Lease.

39. COMMISSIONS. Landlord and Tenant represent and warrant to the other that they have not dealt with any real estate broker or salesman in connection with this Lease. Each party agrees to indemnify and hold harmless the other from any claim made by brokers or agents who claim to act for the party sought to be charged for a commission, compensation, brokerage fees, or similar payment in connection with this transaction and against any and all expense or liability arising out of any such claim.

40. ASSIGNMENT BY LANDLORD. Landlord shall have the right to Transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project, and in such event and upon such Transfer (any such Transferee to have the benefit of, and be subject to, the provisions of this Lease). No further liability or obligation shall thereafter accrue against the assigning Landlord hereunder upon execution of a written agreement by the Transferee to assume all future obligations. The Transferee shall thereafter be bound to comply with all of Landlord's obligations under this Lease thereafter accruing.

41. TENANT'S AND LANDLORD'S AUTHORITY TO EXECUTE; EFFECT. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the Terms hereof. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord and constitutes the valid and binding agreement of Landlord in accordance with the Terms hereof.

42. RELATIONSHIP OF PARTIES. Nothing in this Lease to the contrary notwithstanding, it is agreed that Tenant shall in no event be deemed to be a partner of or engaged in a joint venture with any Associate of Landlord in the conduct of its business, nor shall Tenant be liable for any debts incurred by Landlord in the conduct of its business of Landlord. The relationship of the parties during the Term shall at all times be that of Landlord and Tenant.

43. GOVERNMENT REGULATION. Notwithstanding anything elsewhere contained herein, in the event that Tenant, or Controlled Parties as defined in SECTION 15(A) herein to whom the Lease is assigned become insolvent, bankrupt or make an assignment for the benefit of the creditors, or taken over by, the Comptroller of the Currency, or other bank regulatory authority, Landlord may terminate the Lease with the concurrence of said authority or other bank regulatory authority and any such authority shall then have the election to either continue or terminate the Lease with the damages for that termination being limited as provided in the next sentence. In the event this Lease is so terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Lease shall in no event exceed an amount equal to the rent provided by the Lease, without acceleration, for the year next succeeding either the date of the surrender of the Premises to the Landlord or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration to such date.

44. EXHIBITS. The Exhibits attached hereto are incorporated herein and made a part of this Lease for all purposes.

45. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

46. PRONOUNS. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant and its successors and any permitted assignee to Tenant's interest in this Lease. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

47. JURISDICTION. This Lease is declared to be a Florida contract, and all of the Terms hereof shall be construed according to the laws of the State of Florida (without regard to conflicts of law).

48. NOTICES. All notices, demands, consents and approvals which may be or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given and received upon actual delivery (or refusal to accept delivery) to the address of all parties designated to receive notice as set forth below or to such other place as the party to be notified may from time to time designate at least TEN (10) business days notice to the other parties. Notices, demands, consents and approvals shall be deemed properly given only by: (a) personal delivery; or (b) sent by Federal Express or other nationally-recognized overnight delivery service; or (c) deposit in the United States mail certified, return receipt requested with postage prepaid. Until changed in the manner set forth above, the addresses for notice are as follows:

                  IF TO LANDLORD:   /s/ James V. See
                                    206 N. 6th Ave.
                                    P.O. Box 875
                                    Wauchula, Florida 33873

                  If to Mortgagee:  Wauchula State Bank
                                    106 E. Main St.
                                    P.O. Box 248
                                    Wauchula, Florida 33873

                  IF TO TENANT:     First Union National Bank
                                    Attn: Corporate Real Estate - Property
                                          Services Manager
                                    225 Water Street, 4th Floor
                                    Jacksonville, Florida 32202
                                    904-361-3738 FAX 904-361-3030

                  with copy to:     First Union National Bank
                                    Attn: Legal Division
                                    301 South Tryon Street
                                    Charlotte, N.C. 28288-0630
                                    704-383-0006 FAX 704-383-0649

49. MISCELLANEOUS. This Lease contains the entire Agreement between the parties hereto and all previous negotiations leading thereto. Tenant acknowledges and agrees that Tenant has not relied upon any representations or any prior written or oral promises, warranties or agreements except as such are provided herein. The headings of this lease are for purposes of reference only and shall not limit or define the meaning hereof. This lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. If it is determined that any provision of this Lease is unenforceable, the remaining provisions shall remain in full force and effect. Wherever the word "INCLUDING" appears in this Lease, it shall mean "INCLUDING BUT NOT LIMITED TO." Wherever the words "GRACE PERIOD" or "CURE PERIOD" appear, they shall mean "GRACE NOTICE AND CURE PERIOD." Wherever the words "BUSINESS DAYS" appear, Business Day shall be any calendar day excluding Saturdays, Sundays, and legal holidays.

50. WAIVER OF LANDLORD'S LIEN. Landlord waives all common law lien rights, if any, and all statutory lien rights that Landlord may have pursuant to Florida Statute 83.03 with respect to all property now or hereafter placed in or upon the Premises by Tenant, successors, or any Controlled Parties, subleases or assignees.

51. CONSENT. Whenever under this Lease either Landlord's or Tenant's consent or approval is expressly required, unless specifically set forth to the contrary herein, such consent or approval shall be in writing. Should such consent or approval be denied, the party denying such consent or approval shall, in the notice denying same, provide reasons constituting the basis of denial. If either party shall fail to respond in writing to any written request for consent or approval within any time period specified herein, the party requesting the consent or approval may send a second notice stating that no response has been received within the required time period and that failure to respond within THREE (3) business days thereafter shall be deemed approval. If in fact no response is given within THREE (3) business days thereafter, the consent or approval shall be deemed to have been given.

52. LIMITATION UPON INDEMNITIES. In the event Landlord or Tenant is liable to the other pursuant to any indemnity provision contained in the Lease, such liability shall be reduced by the amount of any insurance proceeds received by the indemnified party.

53. CONFIDENTIALITY. Each party hereto agrees not to disclose the economic terms of this Lease except as each party respectively determines to be necessary for the conduct of its business. Neither party shall issue any press releases pertaining to this Lease or containing the economic terms of this lease without the prior written consent of the other party.

54. MEMORANDUM OF LEASE. Landlord and Tenant shall simultaneously with the execution of this Lease, execute and deliver for recordation in the public records of Hardee County, Florida, a memorandum of lease in the form of the "MEMORANDUM OF LEASE" set forth as EXHIBIT I of this Lease and made a part hereof. In no event shall Landlord or Tenant record this Lease or any portion hereof.

55. AMOUNTS ACCRUED AS OF TERMINATION. Upon any termination of this Lease, any amounts owed by Landlord to Tenant (including abatement amounts and set-off amounts) or by Tenant to Landlord which have accrued as of the termination date shall be paid within TEN (10) business days after written demand.

56. WAIVER OF THE RIGHT TO TRIAL BY JURY. Landlord and Tenant hereby knowingly and intentionally waive the right to trial by jury in any action or proceeding that Landlord or Tenant may hereinafter institute against each other with respect to any matter arising out of or related to this Lease or the Premises.

IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.

Signed, Sealed and Delivered
in the Presence of                           AS TO LANDLORD

WITNESSES:                                   ALBRITTON AND SEE PROPERTIES,
                                             a Florida general partnership

                                             /s/ Benny W. Albritton, Sr.
-----------------------------------          -----------------------------------
                                             Benny W. Albritton, Sr., Partner


-----------------------------------

/s/                                          /s/ Linda C. See, Partner
-----------------------------------          -----------------------------------
                                             Linda C. See, Parnter

/s/ Christy L. Page
-----------------------------------          DATE SIGNED  July 1, 1998
                                                        ------------------------

Signed, Sealed and Delivered
in the Presence of                           AS TO THE TENANT

WITNESSES:                                   FIRST UNION NATIONAL BANK

/s/                                          By /s/
-----------------------------------            ---------------------------------

/s/                                          Its Assistant Vice President
-----------------------------------             --------------------------------

                                             DATE SIGNED  June 30, 1998
                                                        ------------------------

                                  EXHIBIT "A"

TRACT 1:

Lots 6, 7, and the North 5 feet of Lot 8, Block 8, Original Survey of the City of Wauchula; Hardee County, Florida, per plat thereof as recorded in Plat Book 1 pages 1 through 29(b), less the road right of way.

TRACT 2:

Lots 16 through 20, inclusive, Block 8, Original Survey of the City of Wauchula, Hardee County, Florida, per plat thereof recorded in Plat Book 1 pages 1 through 29(b); less the road right of way.

                                   EXHIBIT "C"
                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS AGREEMENT is entered into as of the 1st day of July 1998, by and among Wauchula State Bank (herein "MORTGAGEE"), First Union National Bank, a national banking association (herein "TENANT") and Albritton and See Properties, a Florida General Partnership (herein "Owner").

                                    RECITALS

         WHEREAS Mortgagee is the owner and holder of a mortgage loan in the amount of Four Hundred Seventy-Five Thousand and No/100 Dollars ($475,000.00) (the "MORTGAGE") to Owner, secured by a first mortgage lien on the fee simple title to certain premises (the "PROJECT") owned by Albritton and See Properties located at 202 N. 6th Avenue, Wauchula, Florida, as more fully described in that Mortgage and Security Agreement dated as of July 1, 1998 and recorded in Official Records Book 551 page 747; and

         WHEREAS Tenant has entered into a certain Lease (the "FIRST UNION LEASE") dated as of July 1, 1998 with Owner, as lessor, covering certain premises (the "PREMISES") in the Project, contingent upon the execution and delivery of this Agreement; and

         WHEREAS The parties hereto desire to set forth their agreement herein.

NOW, THEREFORE, in consideration of the Premises and of the sum of ONE DOLLAR ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Mortgagee hereby consents to and approves the First Union
Lease.

         2. Tenant agrees that, subject to the provisions of this Agreement, the First Union Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Premises form a part, and to all renewals, modifications, and extensions thereof, to the full extent of amounts now or hereafter secured thereby and interest thereon, provided, however that Mortgagee hereby agrees that the rights of possession, use and peaceful and quiet enjoyment of the Premises (subject to the other terms of this Agreement) and all other rights and benefits of Tenant under the First Union Lease, shall not be altered, reduced, affected or disturbed by Mortgagee in the exercise of any of its rights under the Mortgage, or otherwise.

         3. If Mortgagee or any other entity or individual acquires title to the Project pursuant to foreclosure, deed in lieu of foreclosure, or the exercise of any other remedy provided in the mortgage, or otherwise (such acquiring party and its successors and assigns being collectively referred to herein as "NEW OWNER"), the First Union Lease shall continue in full force and effect as a binding and direct lease between Tenant and the New Owner upon all of the terms, covenants, conditions and agreements set forth in the First Union Lease (subject to the other terms of this Agreement). In such event Tenant agrees that it will attorn to and recognize the New Owner as its Landlord for the unexpired balance of the Term of the First Union Lease upon the same terms and conditions as set forth in the First Union Lease.

         4. If it becomes necessary to foreclose the Mortgage and provided Tenant is not then in default under the First Union Lease beyond any applicable grace, notice or cure period, Mortgagee will not name or join Tenant as a party defendant in any suit, action or proceeding (including summary or foreclosure proceedings) to enforce any rights given to Mortgagee pursuant to the terms, covenants and conditions contained in the Mortgage, except as may be necessary for purposes of giving notice, or protecting and/or enforcing Mortgagee's liens, security interest, rights and remedies against Owner. Further, so long as Tenant is not in default under any of the terms, covenants or conditions of the First Union Lease beyond any applicable grace, notice or cure period, the First Union Lease shall not be terminated as a result of any default under the Mortgage, and Tenant's use, occupancy and possession of the Premises shall not be disturbed by the New Owner.

         5. The New Owner shall not be liable for any act or omission of any prior landlord (including Owner) subject to the provisions of PARAGRAPH 6 below; or bound by any amendment or modification of the First Union Lease made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         6. New Owner shall be subject to all of Tenant's rights to set-off against rents as specifically set forth in the First Union Lease.

         7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

         8. Tenant agrees to give Mortgagee a copy of any notice of default served by Tenant upon the Owner, which notice shall be sent (a) by registered or certified mail, return receipt requested postage prepaid, or and
(b) by Federal Express or other reputable overnight contract carrier sent to the following address (or such other address as Mortgagee may hereafter specify by written notice to Tenant): 106 E. Main St., P.O. Box 248, Wauchula, Florida 33873 with a copy to _______________(attorney). Tenant shall send a courtesy copy of any such notice to Mortgagee by facsimile to (__) _____________________, attention _________________________ . All notices to Tenant shall be at the notice address set forth in the First Union Lease given in the same manner as above set forth. All notices shall be deemed given upon receipt. Tenant further agrees that (a) Mortgagee shall have the right (but not the obligation) to cure any default of Owner under the First Union Lease within the same grace, notice or cure period afforded to Owner thereunder.

         9. Nothing herein contained shall subordinate the First Union Lease to any mortgage hereafter placed upon the Project by Owner or any New Owner, provided, that Tenant agrees to subordinate the First Union Lease to the lien of any such future mortgage if such mortgagee and owner or New Owner (as applicable) shall execute and deliver to Tenant an agreement in form and content substantially similar to this Agreement.

         10. This Agreement contains the entire agreement between the parties hereto and cannot be changed, modified, waived or canceled, except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

         11. This Agreement, upon execution by Mortgagee, Landlord and Tenant, shall be recorded in the Public Records of Hardee County, Florida.

         12. The terms of this Agreement shall be governed by the substantive and procedural laws of the State of Florida.

         13. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14. In the event of any dispute hereunder, the prevailing party shall be entitled to reasonable attorney's fees and costs.

         15. Time is of the essence in the performance of all obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                             AS TO THE MORTGAGEE

Signed, sealed and delivered                 WAUCHULA STATE BANK
in the Presence of


WITNESS                                      By /s/
                                                --------------------------------
                                             Its: Vice President
                                                 -------------------------------


/s/ Christy L. Page
------------------------------------


/s/
------------------------------------

Signed, Sealed and Delivered
in the Presence of                           AS TO THE TENANT

WITNESS                                      FIRST UNION NATIONAL BANK

/s/                                          By /s/
------------------------------------           ---------------------------------

/s/                                          Its: Assistant Vice President
------------------------------------            --------------------------------

Signed, sealed and delivered
in the Presence of                           AS TO THE OWNER

                                             ALBRITTON AND SEE PROPERTIES

WITNESS


/s/                                          /s/ Benny W. Albritton, Sr.
------------------------------------         -----------------------------------
                                             Benny W. Albritton, Sr., Partner


/s/ Christy L. Page                          /s/ Linda C. See
------------------------------------         -----------------------------------
                                             Linda C. See, Partner


------------------------------------

                                   EXHIBIT "I"
                               MEMORANDUM OF LEASE

         Albritton and See Properties ("LANDLORD"), a Florida general partnership having an office at 202 N. 6th Avenue, Wauchula, Florida, and First Union National Bank, a national banking association ("TENANT") having an office at 225 Water Street, 4th Floor, Jacksonville, Florida 32202, do hereby declare this Memorandum of Lease:

1. Pursuant to that certain Lease Agreement dated July 1, 1998 ("LEASE"), Landlord has granted and demised unto Tenant, and Tenant has hired and taken from Landlord 6,828 square feet of net rentable area consisting of one floor of the Building and adjacent land for Drive-Ins, (as such terms are defined in the Lease) (collectively, the "PREMISES"), all as more particularly described in the Lease and reflected on EXHIBITS B-1 AND B-2 hereto, located upon the following described property (the "LAND"), lying and situated in the County of Hardee, State of Florida, described in Exhibit A attached hereto, on and subject to the terms, covenants and conditions contained in the Lease.

2. The initial Term of the Lease, not including any renewal periods, is for a period ending on June 30, 2008.

3. Tenant has the options to renew the Term of the lease for one (1) period of five (5) years, by giving notice to Landlord in accordance with the provisions of the Lease.

4. The lease provides that Tenant shall not have any authority to create any liens for labor or material on the Land or Landlord's interest therein, and all persons contracting with Tenant for the erection, installation, alteration or repair of any building or other improvements in or on the Land, and all materialmen, contractors, mechanics and laborers, are hereby charged with notice that they must look only to Tenant and to Tenant's interest under the Lease to secure the payment of any sums due for work done or materials furnished to Tenant during the Term of the Lease and during any Renewal Term thereunder.

5. This memorandum of Lease is intended only to provide notice of certain of the terms and conditions contained in the Lease, and is not to be construed as a complete summary of the terms and conditions thereof. In the event the terms contained herein shall conflict with the terms and conditions of the Lease, the Lease shall control.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Memorandum of Lease as of the 1st day of July, 1998.

                                             AS TO THE LANDLORD

Signed, sealed and deliv-                    ALBRITTON AND SEE PROPERTIES
ered in the presence of:

WITNESS                                      /s/ Benny W. Albritton, Sr.
                                             -----------------------------------
                                             Benny W. Albritton, Sr., Partner
/s/
-----------------------------------

                                             /s/ Linda C. See
/s/ Christy L. Page                          -----------------------------------
-----------------------------------          Linda C. See, Partner

                                      AS TO THE TENANT

Signed, sealed and deliv-             FIRST UNION NATIONAL BANK
ered in the presence of:

WITNESS                               By /s/
                                        ----------------------------------------
/s/
--------------------------------      Its: Assistant Vice President
                                         ---------------------------------------
/s/
--------------------------------

STATE OF FLORIDA

COUNTY OF HARDEE

         The foregoing Memorandum of Lease was acknowledged before me this 1st day of July 1998, by Benny W. Albritton, Sr., partner of Albritton and See Properties, a Florida general partnership, on behalf of the partnership. He/she is personally known to me, or has produced sufficient identification and did (did not) take an oath.


                                      /s/ Jeff J. McKibben
                                      ------------------------------------------
                                      Signature of Notary

                                      JEFF J. MCKIBBEN
                                      ------------------------------------------
                                      Name of Notary Typed, Printed or Stamped

                                      Commission Expires: October 3, 2000
                                      Commission Number: CC 590625

STATE OF FLORIDA

COUNTY OF HARDEE

         The foregoing Memorandum of Lease was acknowledged before me this 1st day of July 1998, by Linda C. See, partner of Albritton and See Properties, a Florida general partnership, on behalf of the partnership. He/she is personally known to me, or has produced sufficient identification and (did not) take an oath.


                                      /s/ Jeff J. McKibben
                                      ------------------------------------------
                                      Signature of Notary

                                      JEFF J. MCKIBBEN
                                      ------------------------------------------
                                      Name of Notary Typed, Printed or Stamped

                                      Commission Expires: October 3, 2000
                                      Commission Number: CC 590625

STATE OF FLORIDA

COUNTY OF DUVAL

         The foregoing Memorandum of Lease was acknowledged before me this 30th day of June , 1998, by Caryn C. Carreiro, as a Assistant Vice of First Union National Bank, a national banking association. He/she is personally known to me, or has produced sufficient identification and did (did not) take an oath.


                                     /s/ Bryan L. Putnal
                                     -------------------------------------------
                                     Signature of Notary

                                     Bryan L. Putnal
                                     -------------------------------------------
                                     Name of Notary, Typed, Printed or Stamped

                                     Commission Expires: February 12, 2001
                                     Commission Number: CC621111

                                                               November 18, 1998

                   LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of the 19th day of November, 1998 between FIRST UNION NATIONAL BANK, a national banking association, whose address for purposes hereof is c/o Corporate Real Estate, 225 Water Street, 4th Floor, Jacksonville, Florida, 32202 ("Assignor"), and BIG LAKE NATIONAL BANK, a national banking association, whose address for purposes hereof is 1409 South Parrott Avenue, Okeechobee, Florida, 34974 ("Assignee").

                             W I T N E S S E T H:

         WHEREAS, Assignor has agreed to assign, transfer and convey and Assignee has agreed to acquire and accept the interest of the Assignor as tenant under the Lease hereinafter described; and

         WHEREAS, Assignor has agreed to discharge all obligations of the Assignor as tenant under the Lease accruing prior to the date of this Assignment, and Assignee has agreed to assume and discharge all obligations of the tenant under the Lease which arise from and after the date hereof.

         NOW THEREFORE, in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. RECITALS. The foregoing recitations of fact are true and correct and are incorporated herein by this reference.

         2. ASSIGNMENT. Assignor does hereby assign, transfer and convey to Assignee all of its right, title and interest as tenant (including, without limitation, all rights, title and interest in and to security deposits and prepaid rents, if any) under that certain Lease dated July 1, 1998 (the "Lease") by and between ALBRITTON AND SEE PROPERTIES, a Florida general partnership ("Landlord"), and Assignor demising office space in a building located at 202 North 6th Avenue, Wauchula, Florida, more particularly described in the Lease (the "Demised Premises"). A true and correct copy of the Lease, including all amendments and supplements thereto, modifications thereof and other related documents has previously been delivered by Assignor to Assignee are included in the term "Lease".

         3. REPRESENTATIONS BY ASSIGNOR. Assignor represents and warrants to the Assignee that Assignor knows of no default which exists under the Lease and knows of no condition or state of facts which, with the passage of time or the giving of notice, or both, would constitute a default under the Lease.

         4. ASSUMPTION. Assignee hereby accepts the foregoing Assignment and hereby assumes and agrees to perform, to pay or discharge any and all obligations of the tenant under the Lease arising or accruing from and after the date hereof.

         5. INDEMNITY BY ASSIGNOR. Assignor hereby agrees to defend, indemnify and save harmless the Assignee from and against any and all claims, demands, suits, judgments, losses and other damages which it may suffer on account of or arising out of any obligation of the tenant under the Lease accruing or arising on or prior to the date hereof. This indemnity by the Assignor shall survive the execution and delivery of the Assignment.

         6. BROKERAGE COMMISSIONS. Each party hereto warrants and represents to the other that it has employed the services of no broker and owes no commission or other payment in connection herewith to any person, and agrees to indemnify and hold the other harmless against the claims of any third person claiming by or through it for any such commission or fee.

         7. ASSIGNMENT ALLOWED BY LEASE. Paragraph 15(c) of the Lease provides that Assignor shall have the right, after first giving notice to the Landlord, to assign this Lease without the prior written consent of the Landlord in the event that the Tenant sells its deposits located at the Premises. Assignor is selling its deposits to the Assignee simultaneously with the execution of this Assignment and, having given notice to the Landlord, is therefore permitted under the Lease to make this assignment without the Landlord's consent.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Assignment and Assumption Agreement to be duly executed and delivered as of the date first above written.

Signed, sealed and delivered in the presence of:      FIRST UNION NATIONAL BANK


/s/ Martin B. Cox                                     By: /s/ Charles H. Young
------------------------------------------------         -----------------------
Witness

MARTIN B. COX                                         Name: CHARLES H. YOUNG
------------------------------------------------           ---------------------
Name (please print)                                           (please print)


/s/ Greg Day                                          Its: VICE PRESIDENT
------------------------------------------------          ----------------------
Witness                                                        "ASSIGNOR"

GREG DAY
------------------------------------------------
Name (please print)

STATE OF FLORIDA
COUNTY OF DUVAL

         The foregoing instrument was acknowledged before me this 18 day of November, 1998 by CHARLES H. YOUNG, as VICE PRESIDENT of FIRST UNION

NATIONAL BANK, a national banking association, on behalf of the association. He/She is personally known to me.

       Monica S Cagnet                 /s/ Monica S. Cagnet
[SEAL] My Commission CC738234          ----------------------------------------
       Expires April 29, 2002          Notary Public, State of Florida
                                       (Type, stamp or print name of notary,
                                       commission number and date commission
                                       expires).


Signed, sealed and delivered in the    BIG LAKE NATIONAL BANK
presence of:

/s/ Michael Bennett
-----------------------------------
Witness

Michael Bennett                        By: /s/ Joe G. Mullins
-----------------------------------       -------------------------------------
Name (please print)
                                       Name:
                                            -----------------------------------
                                                      (please print)
/s/ Denise B. Kelly                    Its:
-----------------------------------        ------------------------------------
Witness                                                  "ASSIGNEE"

Denise B. Kelly
-----------------------------------
Name (please print)



STATE OF FLORIDA
COUNTY OF OKEE

         The foregoing instrument was acknowledged before me this 18th day of December, 1998 by Joe Mullins, as President of BIG LAKE NATIONAL BANK, a national banking association, on behalf of the association. He is personally known to me or has produced __________________________ as identification.

                                       /s/ Tracy Evans
                                       ----------------------------------------
                                       Notary Public, State of Florida
                                       (Type, stamp or print name of notary,
                                       commission number and date commission
                                       expires).


                                           NOTARY PUBLIC - STATE OF FLORIDA
                                                     TRACY EVANS
                                                 COMMISSION #CC639289
                                                  EXPIRES 7/13/2001
                                            BONDED THRU ASA 1-888-NOTARY1


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